Exhibit 10.147

FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (OAK CREEK)

THIS FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (OAK CREEK) (“Amendment”) is made and entered into effective as of the 12th day of October, 2023 (“Effective Date”), by and between ENVIRONMENTAL ALTERNATIVE FUELS, LLC (“Seller”), a Delaware limited liability company and wholly-owned subsidiary of EVO Transportation & Energy Services, Inc., a Delaware corporation, and CLEAN ENERGY, a California corporation, and/or its assigns as designee (“Buyer”). Seller and Buyer are referred to herein collectively as the “Parties” and individually as a “Party”.

R E C I T A L S

A.
Seller and Buyer are parties to that certain Asset Purchase and Sale Agreement and Joint Escrow Instructions (Oak Creek) dated July 20, 2023 (the “Purchase Agreement”), whereby Seller agreed to sell and Buyer agreed to purchase certain real property located in Oak Creek, Wisconsin, as more particularly described in the Purchase Agreement.

B.
The Parties now desire to amend the Purchase Agreement, subject to the terms and conditions set forth in this Amendment.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Defined Terms; Recitals. Capitalized terms used, but not specifically defined herein, shall have the meanings given them under the Purchase Agreement. The foregoing recitals are incorporated herein and are a part of this Amendment.

2.
Closing. Section 2(B) of the Purchase Agreement is hereby amended by deleting the first sentence and replacing it with the following:

“The purchase and sale of the Assets (the “Closing”) shall occur on or before the date which is ten (10) days following Buyer’s receipt of a No Action Required or similar finding from the Wisconsin Department of Natural Resources (“WDNR”) relating to the Property (the “Clearance Letter”); provided, however, in no event shall Closing extend beyond December 31, 2023.”

3.
Approval Notice. Buyer’s execution and delivery of this Amendment shall be deemed to be Buyer’s delivery of the Approval Notice as set forth in Section 3(A) of the Purchase Agreement.

4.
Conditions Precedent to Closing. Section 20(B) of the Purchase Agreement is hereby amended by adding the following as subsection x:

“x. Buyer shall have received the Clearance Letter from WDNR.”

5.
Binding Effect; Full Force. The terms and conditions of this Amendment shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors, transferees and assigns. Except as specifically provided herein, the terms and conditions of the Purchase Agreement shall remain in full force and effect. If any provision of the Purchase Agreement is in conflict with any provisions of this Amendment, the terms of the Amendment shall control.

6.
Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same document and agreement. A copy, facsimile or email transmission of any part of this Amendment, including the signature page, shall have the same force and effect as an original.

[Signatures to Follow]

DOCPROPERTY "CUS_DocIDChunk0" 4868-0590-8588

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

SELLER: ENVIRONMENTAL ALTERNATIVE FUELS, LLC, a Delaware limited liability company By: /s/ Melinda Wang Name: Melinda Wang Its: Secretary	BUYER: CLEAN ENERGY, a California corporation By: /s/ Robert M. Vreeland Name: Robert M. Vreeland Its: Chief Financial Officer